Beck Hill Solar Micro-Grid near Deer Lodge, MT 2018 Second Quarter Earnings Webcast July 20, 2018

Presenting Today Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking Bob Rowe, statements often address our expected future business President & CEO and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date of this document unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable Brian Bird, assumptions, actual results may differ materially. The Vice President & CFO factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s 10-K and 10-Q along with other public filings with the SEC. 2

Second Quarter Highlights • Net income for the quarter increased $22.0 million, or 100.6%, as compared to the same period in 2017. This increase was primarily due to a gain related to the adjustment of our Qualified Facilities liability, favorable weather, and to a lesser extent increased demand for electric transmission. • Diluted earnings per share increased $0.43, or 97.7%, as compared to the same period in 2017. • Adjusted non-GAAP* earnings per share increased $0.16, or 34%, as compared to the same period in 2017. • The Board of Directors declared a quarterly dividend of $0.55 per share payable September 28th to shareholders of record as of September 14th, 2018. * See slides 13 & 35 for additional information and Non-GAAP disclosures. 3

Summary Financial Results (Second Quarter) (1) 4 (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure.

Gross Margin (Second Quarter) (dollars in millions) Three Months Ended June 30, 2018 2017 Variance Operating Revenues $ 261.8 $ 283.9 ($ 22.1) (7.8%) Cost of Sales 32.2 84.0 (51.8) (61.7%) (1) Gross Margin $ 229.6 $ 199.9 $ 29.7 14.9% Increase in gross margin due to the following factors: $ 25.1 Electric Qualified Facilities liability adjustment 2.5 Electric retail volumes 1.5 Natural gas retail volumes 1.4 Electric transmission 0.3 Montana natural gas and production rates 1.3 Other $ 32.1 Change in Gross Margin Impacting Net Income $ (6.2) Tax Cuts and Jobs Act deferral (0.4) Natural gas production gathering fees 3.5 Property taxes recovered in trackers 0.7 Production tax credits flowed-through trackers $ (2.4) Change in Gross Margin Offset Within Net Income $ 29.7 Increase in Consolidated Gross Margin 5 (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure.

Qualified Facility Earnings Benefit The $25.1 million earnings improvement related to certain Qualified Facilities (QF) contracts is a result of: • A $17.5 million benefit resulting from the reduction of the estimated future liability of unrecoverable QF costs. The primary driver of the reduction is due to price escalation that was lower than the three percent assumption in the liability, which was also adjusted in 2015. Due to the periodic nature of this estimated liability adjustment, this benefit has been excluded from non-GAAP earnings. • A $7.6 million benefit due to the annual adjustment to reflect lower actual output and pricing of QF related supply costs driven largely by outages at two QF facilities. Due to the annual nature of this adjustment to actual costs, this benefit has NOT been excluded from non-GAAP earnings. Our electric QF liability consists of unrecoverable costs associated with contracts covered under PURPA that are part of a 2002 stipulation with the MPSC and other parties. Risks / losses associated with these contracts are born by shareholders, not customers. Therefore, any mitigation of prior losses and / or benefits of liability reduction also accrue to shareholders. 6

Weather (Second Quarter) Mean Temperature from Normal We estimate unfavorable weather in second quarter 2018 impacted gross margin by $1.4M as compared to normal but was approximately $0.6M favorable as compared to 2017. 7

Operating Expenses (Second Quarter) (dollars in millions) Three Months Ended June 30, 2018 2017 Variance Operating, general & admin. $ 73.8 $ 72.6 $ 1.2 1.7% Property and other taxes 43.0 39.5 3.5 8.9% Depreciation and depletion 43.5 41.5 2.0 4.8% Operating Expenses $ 160.3 $ 153.6 $ 6.7 4.4% Increase in operating expenses due mainly to the following factors: $1.2 million increase in OG&A $ 2.7 Employee benefits $ (2.0) Maintenance costs $ (1.0) Labor $ (0.7) Distribution System Infrastructure Project expenses $ (0.4) Natural gas production gathering expenses $ (0.5) Other $ (1.9) Change in OG&A expenses impacting Net Income $ 2.6 Non-service cost components of pension and other postretirement benefits $ 0.5 Non-employee directors deferred compensation $ 3.1 Change in OG&A expenses items offset in Other Income $ 1.2 Increase in Operating, General & Administrative Expenses $3.5 million increase in property and other taxes due primarily to plant additions and higher annual estimated property valuations in Montana. $2.0 million increase in depreciation and depletion expense 8 primarily due to plant additions.

Operating to Net Income (Second Quarter) (dollars in millions) Three Months Ended June 30, 2018 2017 Variance Operating Income $ 69.2 $ 46.3 $ 22.9 49.5% Interest Expense (23.2) (23.4) 0.2 0.9% Other Income / (Expense) 0.9 (0.5) 1.4 280.0% Income Before Taxes 46.9 22.4 24.5 109.4% Income Tax Expense (3.1) (0.6) (2.5) (416.7%) Net Income $ 43.8 $ 21.8 $ 22.0 100.6% $0.2 million decrease in interest expenses was primarily due to debt refinancing of debt in 2017, partly offset by rising interest rates. $1.4 million improvement in other income was due to a decrease in other pension expense and an increase in the value of deferred shares held in trust for non-employee directors deferred compensation, both of which are offset in operating, general, and administrative expenses with no impact to net income. These improvements were partly offset by lower capitalization of Allowance for Funds Used During Construction (AFUDC). $2.5 million increase in income tax expense due primarily to higher pre-tax income in 2018 partially offset by lower statutory federal tax rate in 2018. 9

Income Tax Reconciliation (Second Quarter) 10

Balance Sheet 11

Cash Flow Cash from operating activities improved by $68 million primarily due to higher net income, improved collections of customer receipts and increased recovery of certain costs through supply trackers. 12

Adjusted Non-GAAP Earnings (Second Quarter) (1) During the first quarter of 2018, we revised our presentation of revenues associated with being a market participant in the Southwest Power Pool to net them with the associated cost of sales. These revenues were previously recorded gross in electric revenues in the Condensed Consolidated Statement of Income. This results in a decrease in electric revenue and a corresponding decrease in cost of sales. There was no impact to operating or net income. We assessed the materiality of this change in presentation, taking into account quantitative and qualitative factors, and determined it to be immaterial. We applied the change in presentation prospectively. (2) As a result of the adoption of Accounting Standard Update 2017- 07 in March 2018, pension and other employee benefit expense is now disaggregated on the 2017 and 2018 GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over- year comparisons, the non-GAAP adjustment illustrated re-aggregates the expense in OG&A - as it was historically presented prior to the The adjusted non-GAAP measures presented in the table above are being shown to reflect ASU 2017-07 (with no impact to net significant items that were not contemplated in our original guidance, however they should income or earnings per share). not be considered a substitute for financial results and measures determined or calculated 13 in accordance with GAAP.

2018 Earnings Guidance $3.30$3.30-$3.45-$3.50 $3.10 - $3.30 $2.60$3.20 - $2.75-$3.40 NorthWestern reaffirms its 2018 earnings guidance range of $3.35 - $3.50 per diluted share is based upon, but not limited to, the following major assumptions and expectations: • Normal weather in our electric and natural gas service territories; • Equitable regulatory treatment in the process of passing Tax Cuts and Jobs Act benefits on to customers; • Recovery of Montana energy supply costs as proposed in our pending Power Cost & Credit Adjustment Mechanism (PCCAM); • A consolidated income tax rate of approximately 0% to 5% of pre-tax income; and • Approximately 50.1 million diluted average shares outstanding. Continued investment in our system to serve our customers and communities is expected to provide a targeted long term 6-9% total return to our investors through a combination of earnings growth and dividend yield. However, negative outcomes in upcoming regulatory proceedings may result in near-term returns below our 6-9% targeted range. Generation investment to reduce or eliminate our See appendixcapacity for additional shortfall disclosures could regardingallow us “Non to- GAAPachieve Financial the higherMeasures-end” of our range over the long term. 14 See “Non-GAAP Financial Measures” slide in appendix for “Non-GAAP “Adjusted EPS”.

Maintaining Full Year Non-GAAP Guidance In order to meet 2018 $3.30$3.30-$3.45-$3.50 guidance,$3.10 we will- $3.30 $2.60$3.20 - $2.75-$3.40 need to deliver EPS of $1.61 - $1.76 during the second half of the year. This compares to $1.70 earned in the second half of 2017. The non-GAAP measures presented in the table to the left are being shown to reflect significant items that were not contemplated in our original guidance, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. 15 See “Non-GAAP Financial Measures” slide in appendix for “Non-GAAP “Adjusted EPS”.

Looking Forward Regulatory • Regulatory treatment of tax reform - determine best way Black Eagle Power House to provide long-term benefit to customers and system while keeping investors whole. $3.30$3.30-$3.45-$3.50 $3.10 - $3.30 • Working toward successful implementation of new $2.60$3.20 - $2.75-$3.40 Power Cost and Credit Adjustment Mechanism • Anticipate filing an electric rate case by end of September 2018 (based on a 2017 test year). Customer Vision stakeholder process continues to meet in advance of filing. Continue to Invest in our T&D infrastructure • Transition from DSIP/TSIP to overall infrastructure Much of our focus over the remainder of the year will capital investment plan be on the electric rate case in Montana, controlling • Natural gas pipeline investment (Integrity Verification costs to benefit all stakeholders and continuing to Process and PHMSA1 Requirements) invest in our core business to provide safe and reliable energy for all of our customers. • Grid modernization, advanced distribution management system and advanced metering infrastructure investment Update Electricity Resource Procurement Plans in Montana & South Dakota • Montana: Least cost / lowest risk approach to address intermittent capacity and reserve margin needs • South Dakota: Generation fleet assessment to evaluate economic retirement / replacement opportunities Cost Control Efforts • Continue to monitor costs, including labor, benefits and property tax valuations to mitigate increases See appendix for additional disclosures regarding “Non-GAAP Financial Measures” 1. Pipeline & Hazardous Materials Safety Administration (PHMSA) 16

Regulatory & Legal Update Montana Property Tax Tracker Filing • On January 29th the MPSC issued an order in our 2017 property tax tracker filing by further reducing our recovery of Montana property taxes by a total of $3.5 million impacting both 2017 and 2018 (approximately $1.75 million each year). This change was a result of applying an alternate allocation methodology that lowers the property tax allocation to our electric retail customers (with a higher allocation to FERC customers for which we do not have a tracking mechanism). We sought reconsideration of the retroactive application of this change in methodology. • On June 18th, the MPSC issued an order applying the change on a prospective basis only. Power Cost and Credit Adjustment Mechanism • In May 2017, the MPSC initiated a docket to implement House Bill 193 (HB193), which removed statutory language mandating NorthWestern’s tracking of electricity supply costs and replaced it with language that gives the MPSC discretionary authority over NorthWestern’s tracker. • We filed a proposal in July 2017, for a Power Costs and Credits Adjustment Mechanism (PCCAM). The PCCAM incorporates a sharing ratio of 90/10 between customers and shareholders for supply expenses above and below an established baseline (in line with commissioner testimony provided to legislature in support of the passage of HB193). The MPSC conducted a hearing and the parties briefing is scheduled to conclude by the end of August. • We expect a decision from the MPSC no later than the fourth quarter of 2018. The MPSC may apply the design of the PCCAM retroactively to the effective date of HP 193 (July 1, 2017). Colstrip Unit 4 - Disallowance of Replacement Power Costs • In May 2016, the MPSC issued a final order disallowing recovery of certain costs related to a 2013 outage. • In September 2016 we appealed the order to the Montana District Court arguing the decision was arbitrary and capricious and violated Montana law. • We expect a decision on this appeal within the next 9 months. 17

Estimated Impacts of the Tax Cuts & Jobs Act • Dockets have been initiated in each of our jurisdictions to address the impact from the change in tax law and to provide any benefits to customers effective January 1st. We have made filings in each jurisdiction. We do not expect the FERC or Nebraska filings to have a material impact. • As of June 30, 2018, we have deferred revenue of approximately $13.5 million associated with the impacts of the Tax Cuts and Jobs Act. This revenue deferral was offset by a corresponding reduction in income tax expense, with no impact to net income. We calculated the customer benefit using two alternate methods based on current and historic test periods. • The expected full year 2018 revenue reduction for the current method is $18-$23 million which would be offset by an equal reduction in income expense and have no impact to net income. • Application of the historic method would result in customer refunds that exceed 2018 tax benefits and would result in $5-$10 million of additional pretax earnings and cash flow detriment for the year. • Utilization of the deferred revenue (regulatory liability) will be determined in the pending dockets. An August 30 hearing has been scheduled in Montana. South Dakota and Nebraska schedules are pending. • As a result of tax reform, we have updated our 2018 effective tax rate assumption to 0% - 5% (previously 8% - 12%) and reduced our deferred tax liability by $321 million as of December 31, 2017. This reduction was offset in regulatory assets and liabilities. Net Operating Losses are now anticipated to be fully utilized in 2020 (previously 2021). We currently believe our debt coverage ratios will be adequate to maintain existing credit ratings. However, further negative regulatory actions could lead to credit downgrades and could necessitate additional equity issuances. 18

Capital Spending Forecast 2018 Significant Updates Out: Approximately $123 million of previously included investment in capacity generation has been removed pending update of Integrated Resource Plans in both Montana and South Dakota (expected to be completed by year-end 2018). In: Approximately $126 million of incremental investment related to grid modernization and automated meter infrastructure for Montana. South Dakota and Nebraska AMI investment spend was previously included ($28M). The current estimated cumulative 5 year capital spending is $1.596 billion. We anticipate funding the expenditures with a combination of cash flows (aided by NOLs available into 2020), the remainder of our current equity distribution program and long-term debt issuances. Significant capital investments, that are not in the above projections, or further negative regulatory actions could necessitate additional equity issuances. 19

Conclusion Best Practices Corporate Governance Attractive Future Pure Electric Growth & Gas Utility Prospects Strong Solid Utility Earnings & Foundation Cash Flows 20

Appendix 21

Appendix Segment Results (Second Quarter) (1) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 22 See appendix for additional disclosure.

Appendix Electric Segment (Second Quarter) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure. 23

Appendix Natural Gas Segment (Second Quarter) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure. 24

Appendix Summary Financial Results (Six Months Ended June 30) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure. 25

Appendix Gross Margin (Six Months Ended June 30) (dollars in millions) Six Months Ended June 30, 2018 2017 Variance(1) Operating Revenues $ 603.3 $ 651.2 ($ 47.9) (7.4%) Cost of Sales 128.3 203.8 (75.5) (37.0%) Gross Margin $ 475.0 $ 447.4 $ 27.6 6.2% Increase in gross margin due to the following factors: $ 25.1 Electric QF liability adjustment 3.6 Electric retail volumes 2.9 Electric transmission Gross Margin, defined as revenues less cost 2.2 Montana natural gas and production rates of sales, is a non-GAAP 1.9 Natural gas retail volumes Measure. 0.5 Other See appendix for $ 36.2 Change in Gross Margin Impacting Net Income additional disclosure. $ (13.5) Tax Cuts and Jobs Act deferral (0.4) Natural gas production gathering fees 4.1 Property taxes recovered in trackers 1.2 Production tax credits flowed-through trackers $ (8.6) Change in Gross Margin Offset Within Net Income $ 27.6 Increase in Consolidated Gross Margin 26

Appendix Weather (Six Months Ended June 30) Mean Temperature from Normal We estimate favorable weather in in the first half of 2018 contributed approximately $3.4M pretax benefit as 27 compared to normal and $2.2M pretax benefit as compared to the same period in 2017.

Appendix Operating Expenses (Six Months Ended June 30) (dollars in millions) Six Months Ended June 30, 2018 2017 Variance Operating, general & admin. $ 148.2 $ 150.9 ($ 2.7) (1.8%) Property and other taxes 85.9 79.4 6.5 8.2% Depreciation and depletion 87.3 83.0 4.3 5.2% Operating Expenses $ 321.4 $ 313.3 $ 8.1 2.6% Increase in operating expenses due mainly to the following factors: $2.7 million decrease in OG&A $ (3.5) Maintenance costs $ (2.2) Labor $ (1.7) Distribution System Infrastructure Project expenses $ (0.4) Natural gas production gathering expenses $ 2.9 Employee benefits $ (1.3) Other $ (6.2) Change in OG&A expenses impacting Net Income $ 5.3 Non-service cost components of pension and other postretirement benefits $ (1.8) Non-employee directors deferred compensation $ 3.5 Change in OG&A expenses items offset within Other Income $ (2.7) Decrease in Operating, General & Administrative Expenses $6.5 million increase in property and other taxes due primarily to plant additions and higher annual estimated property valuations in Montana. $4.3 million increase in depreciation and depletion expense 28 primarily due to plant additions.

Appendix Operating to Net Income (Six Months Ended June 30) (dollars in millions) Six Months Ended June 30, 2018 2017 Variance Operating Income $ 153.7 $ 134.1 $ 19.6 14.6% Interest Expense (46.2) (46.8) 0.6 1.3% Other Expense (0.3) (1.6) 1.3 81.3% Income Before Taxes 107.3 85.7 21.6 25.2% Income Tax Expense (5.0) (7.3) 2.3 31.5% Net Income $ 102.3 $ 78.4 $ 23.9 30.5% $0.6 million decrease in interest expenses was primarily due to debt refinancing in 2017, partly offset by higher interest rates. $1.3 million improvement in other expense was due to a decrease in other pension expense partly offset by a decrease in the value of deferred shares held in trust for non- employee directors deferred compensation (both of which are offset in operating, general, and administrative expenses with no impact to net income) and lower capitalization of AFUDC. $2.3 million decrease in income tax expense due primarily to a lower statutory federal tax rate of 21.0% compared to 35.0% in 2017, partly offset by higher pre-tax income. 29

Appendix Income Tax Reconciliation (Six Months Ended June 30) 30

Appendix Adjusted Non-GAAP Earnings (Six Months Ended June 30) (1) During the first quarter of 2018, we revised our presentation of revenues associated with being a market participant in the Southwest Power Pool to net them with the associated cost of sales. These revenues were previously recorded gross in electric revenues in the Condensed Consolidated Statement of Income. This results in a decrease in electric revenue and a corresponding decrease in cost of sales. There was no impact to operating or net income. We assessed the materiality of this change in presentation, taking into account quantitative and qualitative factors, and determined it to be immaterial. We applied the change in presentation prospectively. (2) As a result of the adoption of Accounting Standard Update 2017- 07 in March 2018, pension and other employee benefit expense is now disaggregated on the 2017 and 2018 GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over- year comparisons, the non-GAAP adjustment illustrated re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). The adjusted non-GAAP measures presented in the table above are being shown to reflect significant items that were not contemplated in our original guidance, however they should not be considered a substitute for financial results 31 and measures determined or calculated in accordance with GAAP.

Appendix Segment Results (Six Months Ended June 30) (1) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure. 32

Appendix Electric Segment (Six Months Ended June 30) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure. 33

Appendix Natural Gas Segment (Six Months Ended June 30) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. See appendix for additional disclosure. 34

Appendix Non-GAAP Financial Measures These materials include financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin and Adjusted Diluted EPS, that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Adjusted Diluted EPS is another non-GAAP measure. The Company believes the presentation of Adjusted Diluted EPS is more representative of our normal earnings than the GAAP EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled 35 measures.

36